Exhibit 10.38
AMENDMENT ONE
TO THE
HILTON HOTELS
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2018)

WHEREAS, Hilton Domestic Operating Company Inc. (the “Company”) maintains the Hilton Hotels 2005 Executive Deferred Compensation Plan (as previously amended and restated, the “Plan”);

WHEREAS, pursuant to Section 11.4 of the Plan, the Global Benefits Administrative Committee (the “Committee”) has the authority to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan effective January 1, 2019 to reflect that the Plan has been “frozen” as to the ability to make new Compensation Deferral elections with respect to Plan Years commencing on or after January 1, 2019.

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

Effective as of January 1, 2019, Article II of the Plan is deleted in its entirety and replaced with the following language:

ARTICLE II
PARTICIPATION

Except as otherwise expressly provided for herein, prior to December 31 of each Plan Year, the Administrator shall designate which Highly Compensated Employees shall become Eligible Employees for the following Plan Year. An Eligible Employee designated as a Participant shall thereafter, unless otherwise determined by the Administrator, be eligible to make a Compensation Deferral for each Plan Year. Participation in the Plan shall be made conditional upon an Eligible Employee’s acknowledgement, in writing or by making a deferral election under the Plan, that all decisions and determinations of the Administrator shall be final and binding on the Participant, the Participant’s Beneficiaries and any other Person having or claiming an interest under the Plan.

Notwithstanding the foregoing and any other provisions of this Plan, no Compensation Deferrals shall be permitted under the Plan with respect to Compensation earned for services performed during Plan Years commencing on or after January 1, 2019.
* * *

WHEREFORE, the undersigned, being duly authorized to act on behalf of the Company and the Committee with respect to the execution of this Amendment One to the Plan, hereby executes Amendment One to the Plan.

Date of Execution: December 6, 2018

By: __/s/ Laura Fuentes_______________________
Name: Laura Fuentes
Title: SVP, Talent & Rewards
As the Duly Authorized Delegate of the Global Benefits Administrative Committee of Hilton Worldwide Holdings Inc.